CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-265605 on Form S-6 of our report dated July 7, 2022, relating to the financial statement of FT 10230, comprising Balanced Income Select Portfolio, Series 115, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 7, 2022